Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134737) of Mueller Water Products, Inc. of our report dated November 28, 2007 relating to the financial statements which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
November 25, 2008